PIONEER INTERNATIONAL GROWTH FUND

                          Establishment and Designation
                                       of
        Class A Shares, Class B Shares, Class C Shares and Class Y Shares
                            of Beneficial Interest of
                        Pioneer International Growth Fund

         The undersigned, being a majority of the Trustees of Pioneer International Growth Fund, a Massachusetts business trust (the "Fund"), acting pursuant to Article V, Section 5.1 and 5.11 of the Amended and Restated Declaration of Trust dated October 26, 1992 of the Fund (the "Declaration"), do hereby divide the shares of beneficial interest of the Fund (the "Shares") to create four classes of Shares of the Fund as follows:

1. The four classes of Shares established and designated hereby are "Class A Shares," "Class B Shares," "Class C Shares" and "Class Y Shares," respectively.

2. Class A Shares, Class B Shares, Class C Shares and Class Y Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration.

3. The purchase price of Class A Shares, Class B Shares, Class C Shares and Class Y Shares, the method of determining the net asset value of Class A Shares, Class B Shares, Class C Shares and Class Y Shares and the relative dividend rights of holders of Class A Shares, Class B Shares, Class C Shares and Class Y Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended and as in effect at the time of issuing such Shares.

4. The Trustees, acting in their sole discretion, may determine that any Shares of the Fund issued are Class A Shares, Class B Shares, Class C Shares, Class Y Shares, or Shares of any other class of the Fund hereinafter established and designated by the Trustees.



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         IN WITNESS WHEREOF, the undersigned have executed this instrument this
1st day of July, 1997.





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___________________________
/s/ John F. Cogan, Jr.
----------------------
John F. Cogan, Jr.
as Trustee and not individually
975 Memorial Drive, #802
Cambridge, MA  02138

__________________________
/s/ Mary K. Bush
-----------------
Mary K. Bush
as Trustee and not individually
Health Policy Institute
53 Bay State Road
Boston, MA  02215


__________________________
/s/ Richard H. Egdahl
---------------------
Richard H. Egdahl, M.D.
as Trustee and not individually
Health Policy Institute
53 Bay Road
Boston, MA  02215


__________________________
/s/ Margaret B.W. Graham
------------------------
Margaret B.W. Graham
as Trustee and not individually
The Keep
P.O. Box 110
Little Deer Isle, ME  04650


__________________________
/s/ John W. Kendrick
--------------------
John W. Kendrick
as Trustee and not individually
6363 Waterway Drive
Falls Church, VA   22044

__________________________
/s/ Marguerite A. Piret
------------------
Marguerite A. Piret
as Trustee and not individually
162 Washington Street
Belmont, MA  02178

__________________________
/s/ David D. Tripple
--------------------
David D. Tripple
as Trustee and not individually
6 Woodbine Road
Belmont, MA  02178

__________________________
/s/ Stephen K. West
----------------------
Stephen K. West, Esq.
as Trustee and not individually
Sullivan & Cromwell
125 Board Street
New York, NY  10004

__________________________
/s/ John Winthrop
-----------------
John Winthrop
as Trustee and not individually
One Adgers Wharf
Charlestown, SC  29401

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